                                                                    EXHIBIT 8(c)


                          FUND PARTICIPATION AGREEMENT

IL Annuity and Insurance Company ("Insurance Company"), Van Eck Worldwide Insurance Trust ("Trust") and the Trust's investment adviser, Van Eck Associates Corporation ("Adviser") hereby agree that shares of the series of the Trust as listed on Exhibit A, as it may from time to time be amended ("Portfolios"), shall be made available to serve as an underlying investment medium for Individual Deferred Variable Annuity Contracts ("Contracts") to be offered by Insurance Company subject to the following provisions:

1. Insurance Company represents that it has established the IL Annuity and Insurance Co. Separate Account 1 (the "Variable Account") as a separate account under Massachussetts law, and has registered it as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by Insurance Company to separate series of the Variable Account for investment in the shares of specified investment companies selected among those companies available through the Variable Account to act as underlying investment media. Selection of a particular investment company is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract.

2. The Insurance Company represents and warrants that the Contracts are or will be registered under the 1933 Act; and that the Contracts will be issued and sold in compliance in all material respects will all applicable Federal and State laws. The Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law.

3. The Trust represents and warrants that Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold to the Insurance Company in compliance with the laws of the Commonwealth of Massachusetts and the laws of the Insurance Company's state of domicile and all applicable federal and state securities laws, and that the Trust is and shall remain, while Portfolio shares are offered for sale, registered under the 1940 Act. The Trust shall amend the Registration Statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify Portfolio shares for sale in accordance with the laws of the various states if and to the extent required by applicable law.

4. The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will make every effort to maintain such qualification (under Subchapter M or any successor or similar provision), and that it will notify the Insurance Company immediately in the event that there is a reasonable basis for believing that the Trust has ceased to so qualify or that it might not so qualify in the future.

5. Subject to Section 20 hereof, the Insurance Company represents that the Contracts are currently treated as endowment, life insurance, or annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment, and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

6. The Trust currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. To the extent that it decides to finance distribution expenses pursuant to a Rule 12b-1 plan, the Trust undertakes to have the Board of Trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses. In the event that the Trust determines to finance distribution expenses pursuant to a Rule 12b-1 plan, the Trust shall immediately notify the Insurance Company.

7. The Trust and the Adviser have provided Insurance Company certain written information requested by Insurance Company and represent that the information is accurate in all material respects as of the date provided; further the Trust represents and warrants that its investment policies, fees and expenses are and shall at all times remain in compliance with insurance and other applicable laws of Insurance Company's state of domicile and any other applicable state, to the extent such laws are specifically identified to Trust and Adviser in writing by Insurance Company.

8. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations to the Trust in compliance in all material respects with the securities laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws.

9. The Trust represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

10. The Adviser represents and warrants that the Trust's principal underwriter, Van Eck Securities Corporation ("Underwriter"), is registered as a broker-dealer with the SEC, and is a member in good standing of the National Association of Securities Dealers, Inc. The Adviser further represents and warrants that the Underwriter is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that the Underwriter shall perform its obligations to the Trust in compliance in all material respects with the securities laws of the Insurance Company's state of domicile and any applicable state and federal securities laws.

11. Insurance Company agrees to make every reasonable effort to market its Contracts. It will use its best efforts to give equal emphasis and promotion to shares of the Trust as is given to other underlying investments of the Variable Account. In marketing its Contracts, Insurance Company will comply with all applicable state or Federal laws.

12. The Trust or the Adviser will provide closing net asset value, dividend and capital gain information at the close of trading each business day (in any event, by 6:30 p.m. Eastern time) to Insurance Company. Insurance Company will use this data to calculate unit values, which will in turn be used to process that same business day's Variable Account unit value. Any error in the calculation of the Trust's net asset value per share shall be reported immediately to the Insurance Company. The Variable Account processing will be done the same evening, and orders will be placed the morning of the following business day. Orders will be sent directly to the Trust or its specified agent. The Trust will sell to Insurance Company those shares of the Portfolios which the Variable Account orders at the applicable net asset value next computed pursuant to the rules of the Securities and Exchange Commission ("SEC"); provided, however, that the Trust reserves the right to reject a purchase order if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trust's officers, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the Portfolio. For purposes of this section, Insurance Company shall be the designee of the Trust for receipt of purchase orders, and receipt by such designee shall constitute receipt by the Trust. "Business day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates the net asset value of the Portfolios pursuant to the rules of the SEC. Dividends and capital gains distributions shall be reinvested in additional shares at the ex-date net asset value.

13. The Trust agrees to redeem for cash, on Insurance Company's request, any full or fractional shares of the Portfolios, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this section, Insurance Company shall be the designee of the Trust for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Trust.

14. Insurance Company shall pay for Portfolio shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 12 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

15. The Trust shall normally pay and transmit the proceeds of redemptions of Portfolio shares on the next Business Day after a redemption order is received in accordance with Section 13 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

16. All expenses incident to the performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall pay the cost of registration of Trust shares with the Securities and Exchange Commission ("SEC"). The Trust shall distribute, to the Variable Account, sufficient quantities of Trust proxy material, periodic Trust reports to shareholders and other material the Trust may require to be sent to Contract owners. The Trust shall pay the cost of qualifying Trust shares in states where required. The Trust shall provide to the Insurance Company on printer-ready diskette the Trust's current prospectus(es) describing only the Portfolios listed on Exhibit A hereto (a "Stand-Alone Prospectus") in order for the Insurance Company once each year (or more frequently if the prospectus for the Trust is amended more frequently) to have the prospectus for the Contracts and the Stand-Alone Prospectus printed together in one document. The Trust shall provide the Insurance Company with a copy of the Trust's Statement of Additional Information suitable for duplication. The Trust or the Adviser shall bear the expense of printing or reproducing copies of the Trust's prospectus(es) and statement of additional information that will be distributed to existing Contract owners who are also beneficial owners of the Trust's shares, and the Insurance Company shall bear the expense of printing or reproducing copies of the Trust's prospectus(es) and statement of additional information that are used in connection with offering the Contracts.

17. Insurance Company and its agents shall make no representations concerning the Trust or Trust shares except those contained in the then current Registration Statement, prospectus(es), or statement of additional information of the Trust, as such Registration Statement or prospectus or statement of additional information may be amended or supplemented from time to time, or in current printed sales literature or promotional material (in accordance with any limitation contained therein) approved by the Adviser, the Trust, or their respective designee, except with the permission of the Adviser or the Trust.

18. The Trust, the Adviser, and their respective agents shall make no representations concerning the Insurance Company, the Variable Account, or the Contracts, except those contained in the then-current Registration Statement, prospectus(es), or statement of additional information for the Contracts and the Variable Account, as such Registration Statement or prospectus or statement of additional information may be amended or supplemented from time to time, or in current printed sales literature or promotional material (in accordance with any limitation contained therein) approved by the Insurance Company or its respective designee, except with the permission of the Insurance Company or its designee.

19. Administrative services to Contract owners shall be the responsibility of Insurance Company, and shall not be the responsibility of the Trust or the Adviser. The Trust and Adviser recognize that Insurance Company will be the sole shareholder of Trust shares issued pursuant to the Contracts. Such arrangement will result in multiple share orders.

20. The Trust and the Adviser represent and warrant that each Portfolio of the Trust complies, and shall continue to comply, with Sections 817(h) and 851 of the Internal Revenue Code of 1986, if applicable, Subchapter M of the Code, and the regulations thereunder, and the applicable provisions of the 1940 Act relating to the diversification requirements for variable annuity, endowment, and life insurance contracts. Upon request, the Trust shall provide Insurance Company with a letter from the appropriate Trust officer certifying the Trust's compliance with the diversification requirements and qualification as a regulated investment company.

21. The Trust or Adviser will notify Insurance Company immediately upon having a reasonable basis for believing that the Trust or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

22. Insurance Company agrees to inform the Board of Trustees of the Trust of the existence of, or any potential for, any material irreconcilable conflict of interest between the interests of the Contract owners of the Variable Account investing in the Trust and/or any other separate account of any other insurance company investing in the Trust.

         The Board of Trustees of the Trust shall monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all separate accounts investing in the Trust. A material irreconcilable conflict may arise for a variety of reasons, including:

         (a) an action by any state insurance or other regulatory authority;

         (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax or securities regulatory authorities;

         (c) an administrative or judicial decision in any relevant proceeding;

         (d) the manner in which the investments of any Portfolio are being managed;

         (e) a difference in voting instructions given by the Contract owners and variable annuity insurance contract owners or by variable annuity or life insurance contract owners of different life insurance companies utilizing the Trust; or

         (f) a decision by Insurance Company to disregard the voting instructions of contract owners.

Insurance Company will be responsible for assisting the Board of Trustees of the Trust in carrying out its responsibilities by providing the Board with all information reasonably necessary for the Board to consider any issue raised, including information as to a decision by Insurance Company to disregard voting instructions of Contract owners.

It is agreed that if it is determined by a majority of the members of the Board of Trustees of the Trust or a majority of its disinterested Trustees that a material irreconcilable conflict exists affecting Insurance Company , Insurance Company shall, at its own expense, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps may include, but are not limited to,

         (a) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including another Portfolio of the Trust or submitting the questions of whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any particular group (i.e., annuity Contract owners, life insurance Contract owners or qualified Contract owners) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change;

         (b) establishing a new registered management investment company or managed separate account.

If a material irreconcilable conflict arises because of Insurance Company's decision to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Trust's election, to withdraw the Variable Account's investment in the Trust. No charge or penalty will be imposed against the Variable Account as a result of such withdrawal. Insurance Company agrees that any remedial action taken by it in resolving any material conflicts of interest will be carried out with a view only to the interests of Contract owners.

For purposes hereof, a majority of the disinterested members of the Board of Trustees of the Trust shall determine whether any proposed action adequately remedies any material irreconcilable conflict. In no event will the Trust be required to establish a new funding medium for any Contracts. Insurance Company shall not be required by the terms hereof to establish a new funding medium for any Contracts if an offer to do so has been declined by vote of majority of Contract owners adversely affected by the irreconcilable material conflict.

The Trust will undertake to promptly make known to Insurance Company the Board of Trustees' determination of the existence of a material irreconcilable conflict and its implications.

23.      (a)     This Agreement may be terminated as to the sale and issuance of new Contracts:

                 (1) at the option of Insurance Company, the Adviser or the Trust, upon six months' advance written notice to the other parties;

                 (2) at the option of Insurance Company, if Trust shares are not available for any reason to meet the requirements of Contracts as determined by Insurance Company. Reasonable advance notice of election to terminate shall be furnished by Insurance Company;

                 (3) at the option of Insurance Company, the Adviser or the Trust, upon institution of formal proceedings against the Broker-Dealer or Broker-Dealers marketing the Contracts, the Variable Account, the Insurance Company, the Adviser or the Trust by the National Association of Securities Dealers ("NASD"), the SEC or any other regulatory body;

                 (4) upon a decision by Insurance Company, in accordance with regulations of the SEC, to substitute such Trust shares with the shares of another investment company for Contracts for which the Trust shares have been selected to serve as the underlying investment medium. Insurance Company will give 60 days' written notice to the Trust and the Adviser of any proposed action to replace Trust shares;

                 (5) upon assignment of this Agreement unless made with the written consent of each other party;

                 (6) in the event Trust shares are not registered, issued or sold in conformance with Federal law or such law precludes the use of Trust shares as an underlying investment medium of Contracts issued or to be issued by Insurance Company. Prompt notice shall be given by either party to the other in the event the conditions of this provision occur.

                 (7) at the option of Insurance Company by written notice to the Trust and Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Section 20 hereof or if Insurance Company reasonably believes that the Portfolio may fail to meet either of those requirements;

                 (8) at the option of Insurance Company by written notice to the Trust and Adviser, if Insurance Company shall determine, in its sole judgment exercised in good faith, that the Trust or Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

                 (9) at the option of the Trust or Adviser by written notice to Insurance Company, if the Trust or Adviser shall determine, in its sole judgment exercised in good faith, that the Insurance Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

         (b)     This Agreement may be terminated as to existing Contracts:

                 (1) at the option of Insurance Company, the Adviser, or the Trust, upon six months' advance written notice to the other parties, provided that such termination shall not be effective unless and until all regulatory approvals necessary in light of such termination, including any necessary order of the SEC pursuant to Section 26(b) of the 1940 Act have been obtained.

                 (2) in accordance with the terms of Section 22 of this Agreement; or

                 (3) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application.

24.      (a)     Termination of this Agreement with respect to the sale and issuance of new Contracts only shall not affect the Trust's obligation to furnish Trust shares for Contracts then in force for which the shares of the Trust serve or may serve as an underlying medium. Specifically, and without limitation, the owners of Contracts then in force shall be permitted to reallocate investments in the Trust, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Contracts then in force. The purchase and redemption of Trust shares pursuant to this
                 Section 24 shall be effected in accordance with the terms of this Agreement. The parties agree that this section shall not apply to any terminations under Section 22 and the effect of such Section 22 terminations shall be governed by Section 22 of this Agreement. Termination of this Agreement with respect to existing Contracts shall not affect the Trust's obligation to furnish shares in connection with the reinvestment of dividends and other distributions with respect to existing
                 Portfolio shares.

         (b) Notwithstanding any termination of this Agreement, each party's obligation under Section 28 to indemnify other parties shall survive and not be affected by any termination of this Agreement. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in Section 28.

25. Each notice required by this Agreement shall be given by wire and confirmed in writing to:

                                  IL Annuity and Insurance Company
                                  2960 North Meridian
                                  P.O. Box 1230
                                  Indianapolis, Indiana  46206
                                  Attn: Margaret M. McKinney, Esq.

                                  Van Eck Worldwide Insurance Trust
                                  99 Park Avenue
                                  New York, New York  10016
                                  Attn: President

                                  Van Eck Associates Corporation
                                  99 Park Avenue
                                  New York, New York 10016
                                  Attn: President

26. Advertising and sales literature with respect to the Trust prepared by Insurance Company or its agents for use in marketing its Contracts will be submitted to the Trust for review before such material is submitted to the SEC or NASD for review. Advertising and sales literature that refers to the Insurance Company, the Variable Account, or the Contracts that is prepared by the Trust, the Adviser, or any affiliate thereof, will be submitted to the Insurance Company for review and approval before such material is submitted to the NASD or SEC for review.

27. Insurance Company will distribute all proxy material furnished by the Trust and will vote Trust shares in accordance with instructions received from the Contract owners of such Thrust shares. Insurance Company shall vote the Trust shares for which no instructions have been received in the same proportion as Trust shares for which said instructions have been received from Contract owners so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for Contract owners. The Insurance Company reserves the right to vote Trust shares held in any segregated asset account in its own right, if and to the extent permitted by law. Subject to any legal requirements, Insurance Company and its agents will in no way recommend action in connection with or oppose or interfere with the solicitation of proxies for the Trust shares held for such Contract owners.

28.      (a)     Insurance Company agrees to indemnify and hold harmless the
                 Trust, the Adviser, and each of its trustees, directors, officers, employees, agents and each person, if any, who controls the Trust within the meaning of the Securities Act of 1933 (the "Act") (the Trust and such persons collectively,
                 "Trust Indemnified Person")
                 against any such losses, claims, damages or liabilities to which a Trust Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

                 (i) any untrue statement or alleged untrue statement of any material fact contained in written information furnished by Insurance Company specifically for use in the Registration Statement or prospectus of the Trust, or in the Registration Statement or prospectus for the Variable Account, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                 (ii) arise out of or as a result of conduct, statement or representations (other than statements or representations contained in the Trust's registration statement or prospectus, or sales literature of the Trust prepared by the Trust or its designee) of Insurance Company or its agents with respect to the sale and distribution of contracts for which Trust shares are an underlying investment; or

                 (iii) arise out of Insurance Company's material breach of this Agreement;

                 and Insurance Company will reimburse any legal or other expenses reasonably incurred by a Trust Indemnified Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Insurance Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in the Registration Statement or prospectus for the Contracts and the Variable Account in conformity with written information furnished to the Insurance Company by the Trust or its designee specifically for use therein or in Insurance Company-prepared sales literature. This indemnity agreement will be in addition to any liability which Insurance Company may otherwise have.

         (b) The Trust agrees to indemnify and hold harmless Insurance Company and each of its directors, officers, employees, agents and each person, if any, who controls Insurance Company within the meaning of the Act (Insurance Company and such persons collectively, "Insurance Company Indemnified Person") against any losses, claims, damages or liabilities to which an Insurance Company Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

                 (i) any untrue statement or alleged untrue statement of any material fact contained in written information furnished by the Trust or its designee specifically for use in the Registration Statement or prospectus for the Contracts and the Variable Account, or in the Registration Statement or prospectus or sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                 (ii) arise out of or as a result of conduct, statements or representations of the Trust or its agents with respect to the sales of Trust shares; or

                 (iii) arise out of or are based upon the failure to keep the Trust and each of the Portfolios fully diversified and qualified as a regulated investment company as required by the applicable provision of the Internal Revenue Code, the Investment Company Act of 1940, and any other law or regulation; or

                 (iv) arise out of Trust's material breach of this Agreement;

                 and the Trust will reimburse any legal or other expenses reasonably incurred by an Insurance Company Indemnified Person in connection with investigating or defending any such loss, claim, damage liability or action; provided, however, that the Trust will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in the Registration Statement or prospectus for the Trust in conformity with written information furnished to the Trust by Insurance Company specifically for use therein or in Trust-prepared sales literature. This indemnity agreement will be in addition to any liability which the Trust may otherwise have.

         (c) The Adviser agrees to indemnify and hold harmless each Insurance Company Indemnified Person against any losses, claims, damages or liabilities to which an Insurance Company Indemnified Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

                 (i) any untrue statement or alleged untrue statement of any material fact contained in written information furnished by the Trust or its designee specifically for use in the Registration Statement or prospectus for the Contracts and the Variable Account, or in the Registration Statement or prospectus or sales literature of the Trust, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

                 (ii) arise out of or as a result of conduct, statements or representations of the Adviser or its agents with respect to the sales of Trust shares; or

                 (iii) arise out of or are based upon the failure of the Trust and each Portfolio to remain fully diversified and qualified as a regulated investment company as required by the applicable provision of the Internal Revenue Code, the 1940 Act, and any other law or regulation; or

                 (iv) arise out of Adviser's material breach of this Agreement;

                 and the Adviser will reimburse any legal or other expenses reasonably incurred by each Insurance Company Indemnified Person in connection with investigating or defending any such loss, claim, damage liability or action; provided, however, that the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in the Registration Statement or prospectus for the Trust in conformity with written information furnished to the Adviser by Insurance Company specifically for use therein or in Trust- or Adviser-prepared sales literature. This indemnity agreement will be in addition to any liability which the Adviser may otherwise have.

         (d) The Trust and the Adviser shall indemnify and hold Insurance Company harmless against any and all liability, loss, damages, costs or expenses which Insurance Company may incur, suffer or be required to pay directly due to the Trust's or Adviser's (or their designated agent's) (i) incorrect calculation of the daily net asset value, dividend rate or capital gain distribution rate; (ii) incorrect reporting of the daily net asset value, dividend rate or capital gain distribution rate; or (iii) untimely reporting of the net asset value, dividend rate or capital gain distribution rate. Any gain accruing to the Insurance Company attributable to the Trust's or Adviser's (or their designated agent's) incorrect calculation or reporting of the daily net asset value shall be returned to the Trust by the Insurance Company upon receipt of notice from the Trust or the Adviser regarding such incorrect calculation or reporting.

         (e) Promptly after receipt by an indemnified party under this paragraph of notice of the commencement of action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this paragraph. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party at its expense will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of indemnifying party's election to assume the defense thereof, the indemnified party shall bear the fees and expense of any additional counsel retained by it, and the indemnifying party will not be liable to such party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

         (f) The indemnifying party shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an indemnified party would otherwise be subject by reason of such indemnified party's willful misfeasance, bad faith, or negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations or duties under this Agreement or to the indemnifying party, whichever is applicable.

         (g) Each indemnified party will promptly notify the indemnifying party of the commencement of any litigation or proceedings against it in connection with the issuance or sale of the Trust shares or the Contracts or the operation or existence of the Trust or the Variable Account.

         (h) Nothing herein shall entitle an indemnified party to special, consequential or exemplary damages or damages of like kind or nature, and with respect to section 28(d) hereof, all liability, loss and damages shall be limited to the amount required to correct the value of the account as if there had been no incorrect calculation or reporting or untimely reporting of net asset value, dividend rate or capital gain distribution rate.

29. If, in the course of future marketing of the Contracts, Insurance Company or its agents shall request the continued assistance of the Trust's sales personnel, compensation (which will be negotiated by the Trust and Insurance Company) shall be paid by Insurance Company to the Trust.

30. The term "Van Eck Worldwide Insurance Trust" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated January 7, 1986 as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust.

                                       IL ANNUITY AND INSURANCE COMPANY


                                       By
-------------------------                  -----------------------------
Date

                                       VAN ECK WORLDWIDE INSURANCE TRUST


                                       By
-------------------------                  -----------------------------
Date

                                       VAN ECK ASSOCIATES CORPORATION


                                       By
-------------------------                  -----------------------------
Date

                                   EXHIBIT A

Van Eck Gold and Natural Resource Fund

Van Eck Worldwide Balanced Fund